UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 5, 2023
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02. Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

Chief Executive Officer Transition

On July 6, 2023, SPS Commerce, Inc. (the “Company”) announced that the Board of Directors of the Company has appointed Chad Collins as the Company’s Chief Executive Officer, effective October 2, 2023 (the “Effective Date”), succeeding Archie Black, who previously announced his retirement as Chief Executive Officer, effective upon his successor’s assumption of that position. Mr. Collins has also been appointed as a director of the Company, effective as of the Effective Date. Also as previously announced, Mr. Black will become the Executive Chair of the Board, and Philip Soran, the current Chair of the Board, will become the lead independent director of the Board, both effective as of the Effective Date.

Mr. Collins, age 47, will join the Company from Körber Supply Chain, a global provider of a wide range of end-to-end supply chain solutions, where he has served as Chief Executive Officer, Software, since August 2017. Previously, he served in various roles, including President and Chief Executive Officer, at HighJump Software, a global provider of supply chain management software and trading partner network technology, and its parent company, Accellos, Inc., beginning in February 2002. Early in his career, Mr. Collins was a supply chain consultant for Cap Gemini Ernst & Young and a manager at Ernst & Young.

Mr. Collins accepted a written offer letter (the “Offer Letter”) from the Company establishing his compensation as Chief Executive Officer. Pursuant to the Offer Letter, Mr. Collins’ initial compensation will consist of the following:

•an initial annualized base salary of $525,000;
•a cash bonus payment in the amount of $131,250, payable on the same date as the payouts under the Company’s Management Incentive Plan (“MIP”) for the Company’s 2023 fiscal year, as long as Mr. Collins remains employed on such payment date;
•participation in the Company’s MIP for the performance period consisting of the Company’s 2024 fiscal year in the target dollar amount of 100% of his annualized base salary, with the same terms as the 2024 MIP applicable to other executive officers of the Company;
•the following equity awards under the Company’s 2010 Equity Incentive Plan:
◦as the 2024 equity award, including a pro-rated 2023 equity award:
▪an award of restricted stock units (“RSUs”) with a value of $4,218,750, to be granted on the fifth business day following the Company’s release of financial results for the year ended December 31, 2023, with the number of RSUs to be determined by dividing the value by the closing stock price on the grant date;
▪an award of performance stock units (“PSUs”) with a target value of $4,218,750, to be granted on January 2, 2024 (the “PSU Grant Date”), with the number of PSUs to be determined by dividing the value by the closing stock price on the PSU Grant Date;
◦as a sign-on grant, to incentivize Mr. Collins to leave his current employment:
▪an award of RSUs with a value of $6,500,000, to be granted on the fifth business day following the Company’s release of financial results for the quarter ended September 30, 2023, with the number of RSUs to be determined by dividing the value by the closing stock price on the grant date;
▪an award of PSUs with a target value of $4,500,000, to be granted on the PSU Grant Date, with the number of PSUs to be determined by dividing the value by the closing stock price on the PSU Grant Date; and
•entitlement to participate in all employee benefit plans and programs to the extent that he meets the eligibility requirements for each individual plan or program.

The foregoing description of the Offer Letter is a summary, does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

In addition, the Company and Mr. Collins have entered into an Executive Severance and Change in Control Agreement, effective as of October 2, 2023 (the “Severance Agreement”). The Severance Agreement provides for a five-year term of employment with successive automatic one-year extensions, unless either party gives written notice of non-renewal to the other party at least 90 days prior to the five-year anniversary of Mr. Collins’ employment start date or 90 days prior to each succeeding one-year anniversary of such date. The Severance Agreement provides that if the Company terminates Mr. Collins without Cause (as defined in the Severance Agreement), or if he resigns from employment for Good Reason (as defined in the Severance Agreement), in either case outside of the period starting three months immediately before a Change in Control (as defined in the Severance Agreement) and continuing for 12 months immediately following a Change in Control (the “Change in Control Period”), then, subject to certain conditions, the Company will pay or provide to him:

•12 months of his then-current base salary, payable over the 12-month period immediately following the employment termination date in accordance with normal payroll practices;
•100% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum; and
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 12, payable in a lump sum.

The Severance Agreement also provides that if the Company terminates Mr. Collins without Cause or if he resigns from employment for Good Reason, in either case during the Change in Control Period, then, subject to certain conditions, the Company will pay or provide to him:

•24 months of his then-current base salary, payable in a lump sum;
•200% of his target annual cash incentive bonus for the year during which the termination date occurs, payable in a lump sum;
•an amount equal to the premium costs for health, dental and vision coverage that the Company paid per month, multiplied by 24, payable in a lump sum; and
•full vesting (which for performance-based equity will be at the target level) of all outstanding equity awards at the termination date, at the later of (a) the date his release becomes irrevocable or (b) the date of the Change in Control.

The Severance Agreement also provides that if (i) Mr. Collins is at least 57 years old and has completed eight years of continuous service with the Company, or Mr. Collins is at least 63 years old (without regard to years of service), (ii) Mr. Collins provides no less than six months’ written notice of his retirement from employment, (iii) he continues to perform full-time services for the Company (A) materially consistent with the full-time responsibilities and services performed by him prior to the date on which he provides written notice of retirement or (B) such other substantive services as agreed between him and the Company through the termination date, and (iv) his termination date occurs on or after the retirement date identified by him (and such termination date is no earlier than six months after the date on which he provided written notice of his retirement (except that the Company in its sole discretion may designate a termination date that is after the date on which Mr. Collins provides written notice of his retirement and prior to the retirement date identified by him)), then, subject to certain conditions:

•all of Mr. Collins’ unvested equity awards with solely a service-based vesting condition will become fully vested;
•for any equity awards whose vesting or settlement is subject to the satisfaction of performance goals over a performance period, he will be entitled to have those awards vest on each originally scheduled vesting date for such award in an amount equal to the number of shares subject to the equity award that would otherwise have been determined to have been earned by him had he remained continuously employed by the Company through the originally scheduled vesting date based on the degree to which the applicable performance goals were satisfied during the applicable performance period through the originally scheduled vesting date; and
•if the Company designates a termination date that is after the date on which Mr. Collins provided written notice of his retirement and prior to the retirement date identified by him, and the termination date is prior to the six month anniversary of the date on which Mr. Collins provided written notice of his retirement, then, in addition to the accelerated or continued vesting of equity awards, the Company shall pay Mr. Collins severance pay equal to: (i) the amount of base salary he would have received from the termination date through the six month anniversary of the date on which he provided written notice of his retirement; plus (ii) an amount equal to the premium costs for health, dental and vision coverage that the Company paid during the last full month of his employment, multiplied by the number of complete months remaining between the termination date and such six-month anniversary, payable in a lump sum.

The foregoing description of the Severance Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which he was appointed Chief Executive Officer of the Company. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Black’s transition to Executive Chair of the Board, he will continue to receive the same level of compensation and benefits as he did prior to the transition.

President and Chief Operating Officer Transition

James Frome, the Company’s President and Chief Operating Officer, has notified the Company of his intent to retire from the Company, effective December 31, 2024. In connection with such notice, the Compensation & Talent Committee of the Board of Directors has approved that in 2024, Mr. Frome’s compensation shall consist of (i) an annual base salary of $425,000; (ii) Mr. Frome’s participation in the MIP for the performance period consisting of the Company’s 2024 fiscal year, with Mr. Frome’s target dollar amount being $425,000, with the same terms as the 2024 MIP applicable to other executive officers of the Company; and (iii) a grant of $5,000,000 in RSUs granted on the RSU Grant Date.

The Company expects that Mr. Frome’s services in 2024 will consist of similar services he has provided in the past, as well as transition services, and that he will be entitled to the benefits under his Amended and Restated Executive Severance and Change in Control Agreement, as amended effective March 31, 2023 (the “Frome Agreement”), upon a qualifying retirement, including that (a) all of his unvested equity awards with solely a service-based vesting condition will become fully vested, and (b) for any equity awards whose vesting or settlement is subject to the satisfaction of performance goals over a performance period, he will be entitled to have those awards vest on each originally scheduled vesting date for such award in an amount equal to the number of shares, share units or share equivalents subject to the equity award that would otherwise have been determined to have been earned by him had he remained continuously employed by the Company through the originally scheduled vesting date based on the degree to which the applicable performance goals were satisfied during the applicable performance period through the originally scheduled vesting date.

The foregoing description of the Frome Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Executive Severance and Change in Control Agreement and the form of amendment thereto, which are attached as Exhibits 10.3 and 10.4 to this report and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 6, 2023, the Company issued a press release announcing the leadership transition described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including information about future expectations, plans and prospects, including views regarding anticipated continuity, timing and effectiveness of the Chief Executive Officer and President and Chief Operating Officer transitions, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. In addition, these forward-looking statements are subject to factors and uncertainties related to the officer transitions, including disruptions and uncertainties related thereto, the ability of a successor to have the desired level of experience and expertise, the potential impact on the Company’s business and future strategic direction resulting from the officer transitions, and the Company’s ability to retain other key members of senior management. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter between Chad Collins and SPS Commerce, Inc., dated as of July 6, 2023
10.2	Executive Severance and Change in Control Agreement, effective as of October 2, 2023, by and between Chad Collins and SPS Commerce, Inc.
10.3
Form of Amended and Restated Executive Severance and Change in Control Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 18, 2020)

10.4
Form of Amendment to Amended and Restated Executive Severance and Change in Control Agreement (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 2, 2023)

99.1	Press Release, issued on July 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: July 6, 2023	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer